                                                                     EXHIBIT 4.6
                                                                     -----------

                                SECOND AMENDMENT
                         SOUTHWEST BANK OF TEXAS, N.A.
                              401(k) SAVINGS PLAN



     WHEREAS, Southwest Bank of Texas, N.A. (the "Bank) has previously adopted and is presently maintaining the Southwest Bank of Texas, N.A. 401(k) Savings Plan; and

     WHEREAS, the Southwest Bank of Texas, N.A. 401(k) Savings Plan reserves to the Bank the right to amend its Plan at any time and to any lawful extent deemed advisable by appropriate amendment; and

     WHEREAS, the Bank now desires to amend its Plan in order to clarify its provisions regarding participation by rehired employees;

     NOW, THEREFORE, the Southwest Bank of Texas, N.A. 401(k) Savings Plan is hereby amended effective as of January 1, 1996, in the following particulars, but only the following particulars; to wit:


     SECTION 2.04, CONCERNING PARTICIPATION UPON REEMPLOYMENT, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

     2.04 PARTICIPATION UPON REEMPLOYMENT. A Participant whose employment with the Employer terminates will reenter the Plan as a Participant as of the first day of the calendar quarter following the date of his reemployment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant in the Plan on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

     IN WITNESS WHEREOF, this Amendment has been executed in six (6) original counterparts by the undersigned Bank acting herein by and through its duly authorized officers on this the 18th Day of March, 1997.


                              SOUTHWEST BANK OF TEXAS, N.A.



                              BY:      David C. Farries
                                 ----------------------------------
                                    Executive Vice President

ATTEST:

Cassandra Sweet
-------------------------